UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2016

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on June 8, 2016, our stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2016 (the “Proxy Statement”).  The final results for the votes regarding each proposal are set forth below.

1. Our stockholders elected the following individuals to serve on our board of directors until the annual meeting of stockholders to be held in 2017. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Broker Non-Votes
Larry Ellberger	57,428,063	1,523,132	26,977,233
Anthony S. Marucci	57,666,935	1,284,260	26,977,233
Herbert J. Conrad	57,462,765	1,488,430	26,977,233
George O. Elston	57,426,950	1,524,245	26,977,233
Harry H. Penner, Jr.	57,420,468	1,530,727	26,977,233
Karen L. Shoos	57,657,052	1,294,143	26,977,233
Richard A. van den Broek	57,685,933	1,265,262	26,977,233

2. Our stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
84,202,598	1,000,238	725,592	—

3. Our stockholders voted to approve, on an advisory, non-binding basis, the compensation for our named executive officers as disclosed in the Proxy Statement. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
56,600,834	1,638,604	711,757	26,977,233

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: June 9, 2016